UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2009

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Seneca Foods Corporation (the “Company”) has an Alliance Agreement with General Mills Operations, LLC (“GMOL”), originally entered into with GMOL's predecessor, The Pillsbury Company, on February 10, 1995,  whereby the Company processes canned and frozen vegetables for GMOL, primarily under the Green Giant® brand name.  GMOL continues to be responsible for all of the sales, marketing and customer service functions for the Green Giant® products.  General Mills, Inc. guarantees various GMOL financial obligations under the Alliance Agreement.

On September 28, 2009, the Company, GMOL and General Mills, Inc. entered into a Second Amended and Restated Alliance Agreement (the “Alliance Agreement”) pursuant to which certain provisions were modified to (i) amend numerous definitions to reflect current practices and various changes in the administrative and working capital costs included in the calculation of fees payable to the Company under the Alliance Agreement (resulting in a net increase of such components of the calculation); (ii) provide that the tolling fee per standard case paid to the Company shall be modified each year using an index to account for inflation factors, but in no event less than a base tolling fee; (iii) clarify risk allocation for losses related to damage claims not covered by insurance; (iv) require release of GMOL’s lien on certain core plants used by the Company to perform the Services upon the Company’s final note payment to GMOL on or about September 30, 2009; (v) provide that the remaining depreciation and lease costs related to certain closed plants will be deducted from that final note payment on or about September 30, 2009; and (vi) reduce the termination fee and extend the length of the advance notice time period required to terminate the Alliance Agreement without cause.

The foregoing description of the terms of the Alliance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Alliance Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended September 26, 2009, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment to be filed simultaneously with the filing of such Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 2, 2009

SENECA FOODS CORPORATION

By:   /s/Jeffrey L. Van Riper
Jeffrey L. Van Riper
Vice President and Controller